ARNALL GOLDEN & GREGORY, LLP
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3450
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                                                                  (404) 873-8150

                                                                  (404) 873-8151


                                  April 1, 1999



CryoLife, Inc.
1655 Roberts Boulevard, N.W.
Kennesaw, Georgia  30144

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is rendered in connection with the proposed issue and sale by CryoLife, Inc., a Florida corporation (the "Company"), of up to 46,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), pursuant to stock options issued to certain of the Company's directors ("Options") upon the terms and conditions set forth in the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") and the prospectus utilized in connection therewith. We have acted as counsel for the Company in connection with the issuance and sale of the Shares by the Company.

         In rendering the opinion contained herein, we have relied in part upon examination of the Company's corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized, and when sold in the manner contemplated by the Options, and upon receipt by the Company of payment therefor and issuance pursuant to a current prospectus in conformity with the Act, the Shares will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                          Sincerely,



                          /s/ ARNALL GOLDEN & GREGORY
                          -----------------------------------
                          ARNALL GOLDEN & GREGORY, LLP